Exhibit 99.1 PRESS RELEASE, DATED February 4th, 2026, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2026

EnerSys Reports Third Quarter Fiscal Year 2026 Results
Delivers Q3'26 Gross Margin of 30.1% or 26.3% ex IRC 45X

Third Quarter Fiscal 2026 Highlights
(All comparisons against the Third quarter of fiscal 2025 unless otherwise noted)
•Delivered net sales of $919M, +1%
•Achieved GM of 30.1%, down (280) bps as prior year included a catch-up adjustment to IRC 45X tax credits; GM ex 45X(1) of 26.3%, +170 bps
•Realized diluted EPS of $2.40, down (17%), adjusted diluted EPS(1) of $2.77, down (11%), and adjusted diluted EPS ex IRC 45X(1) of $1.84, +50%
•Returned $94M to shareholders through buybacks and dividends in Q3, leaving $931M remaining in buyback authorization as of February 3, 2026
•Maintained net leverage ratio(a) below low end of target range at 1.2 X EBITDA

READING, Pa., February 4, 2026 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2026, which ended on December 28, 2025.
“We delivered strong earnings in the third quarter with adjusted diluted EPS ex 45X of $1.84, up 50%,” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “Margins expanded meaningfully across most areas of our business, driven by favorable product mix along with expense and pricing discipline. Net sales were up 1%, in line with the low end of our guidance range, as strong price/mix and favorable FX offset lower volumes, particularly in Motive Power, where market softness persists.

“Our EnerGize strategic framework is translating into tangible results. We are capturing realignment savings as planned and further refining our Centers of Excellence to improve execution speed, consistency, and returns.

“Looking ahead, we expect additional benefits from our EnerGize initiatives as we remain disciplined in a mixed end market environment. We are highly confident in our focused growth strategy, supported by durable secular demand trends, including the growing need for energy security and high-performance energy storage solutions,” O’Connell concluded.

Key Financial Results and Metrics	Third quarter ended			Nine months ended
In millions, except per share amounts	December 28, 2025	December 29, 2024	Change	December 28, 2025	December 29, 2024	Change
Net Sales	$919.1	$906.2	1.4%	$2,763.4	$2,642.8	4.6%
Diluted EPS (GAAP)	$2.40	$2.88	$(0.48)	$5.65	$6.58	$(0.93)
Adjusted Diluted EPS (Non-GAAP)(1)	$2.77	$3.12	$(0.35)	$7.38	$7.19	$0.19
Gross Profit (GAAP)	$276.3	$298.2	$(21.9)	$806.7	$788.7	$18.0
Operating Earnings (GAAP)	$124.2	$142.7	$(18.5)	$302.7	$333.4	$(30.7)
Adjusted Operating Earnings (Non-GAAP)(2)	$142.3	$155.3	$(13.0)	$386.1	$375.6	$10.5
Net Earnings (GAAP)	$90.4	$114.8	$(24.4)	$216.3	$267.2	$(50.9)
EBITDA (Non-GAAP)(3)	$150.0	$167.2	$(17.2)	$370.5	$403.0	$(32.5)
Adjusted EBITDA (Non-GAAP)(3)	$159.7	$171.4	$(11.7)	$428.8	$421.7	$7.1
Share Repurchases	$84.1	$38.7	$45.4	$300.0	$113.9	$186.1
Dividend per share	$0.26	$0.24	$0.02	$0.77	$0.71	$0.04
Total Capital Returned to Stockholders	$93.7	$48.2	$45.5	$328.5	$142.1	$186.4

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) GM (Gross Margin) excluding 45X , Adjusted Diluted EPS and Adjusted Diluted EPS excluding IRC 45X benefit are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Third Quarter 2026

Net sales for the third quarter of fiscal 2026 were $919.1 million, an increase of 1.4% from the prior year third quarter net sales of $906.2 million and at the low end of the range of the third quarter of fiscal 2026 guidance of $920 million to $960 million. The increase compared to prior year quarter was the result of a 3% increase in pricing and a 2% increase in foreign currency translation, partially offset by a 4% decrease in organic volume.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2026 were $90.4 million, or $2.40 per diluted share, which included an unfavorable highlighted net of tax impact of $13.8 million, or $0.37 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the third quarter of fiscal 2025 were $114.8 million, or $2.88 per diluted share, which included an unfavorable highlighted net of tax impact of $9.5 million, or $0.24 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2026, on a non-GAAP basis, were $2.77, compared to the guidance of $2.71 to $2.81 per diluted share for the third quarter given by the Company on November 5, 2025. These earnings compare to the prior year third quarter adjusted Net earnings of $3.12 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended December 28, 2025 and December 29, 2024.

Fiscal Year to Date 2026

Net sales for the nine months of fiscal 2026 were $2,763.4 million, an increase of 4.6% from the prior year nine months net sales of $2,642.8 million. This increase was due to a 2% increase in pricing, a 2% increase in acquisitions, and a 2% increase in foreign currency translation, partially offset by a 1% decrease in organic volume.

Net earnings for the nine months of fiscal 2026 were $216.3 million, or $5.65 per diluted share, which included an unfavorable highlighted net of tax impact of $66.5 million, or $1.73 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the nine months of fiscal 2025 were $267.2 million, or $6.58 per diluted share, which included an unfavorable highlighted net of tax impact of $24.6 million, or $0.61 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the nine months of fiscal 2026, on a non-GAAP basis, were $7.38. This compares to the prior year nine months adjusted Net earnings of $7.19 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Quarterly Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend $0.2625 per share of common stock. The dividend is payable on March 27, 2026, to holders of record as of March 13, 2026.

Balance Sheet and Cash Flow

As of December 28, 2025, cash and cash equivalents were $450.1 million and net debt as defined by our credit facility was $743.3 million. The net leverage ratio at the end of the third quarter was 1.2 X, down from 1.5 X in the prior year period due to the impact of lower debt and increased earnings. Capital expenditures during the third quarter were $13.3 million, down from $24.3 million in the prior year period. During the third quarter, cash from operating activities was $184.6 million, up from $81.1 million in the prior year period. Free cash flow, a non-GAAP financial measure, was $171.3 million, as compared to $56.8 million in the prior year period. The increase in cash from operating activities and the increase in free cash flow were both bolstered by the expansion of the Company’s Receivables Purchasing Agreement during the quarter. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended December 28, 2025 and December 29, 2024.

The Company also returned approximately $93.7 million to shareholders through $84.1 million in share repurchases and $9.6 million through its quarterly dividend payment in the third quarter.

Fourth Quarter and Full Year 2026 Outlook

In the fourth quarter of fiscal 2026, EnerSys expects:
•Net sales in the range of $960M to $1,000M
•IRC 45X benefits to cost of sales of $37M to $42M
•Adjusted diluted EPS in the range of $2.95 to $3.05*
•Adjusted diluted EPS, ex 45X benefits, in the range of $1.91 to $2.01

For the full year fiscal 2026, EnerSys expects:
•Capital expenditures ~$80M

“Our third quarter results further validate the strength and resilience of our diversified business model, as well as the earnings power of EnerSys” said Andrea Funk, EnerSys Chief Financial Officer. “We delivered record Q3 earnings excluding 45X benefits despite some market pressure in our Motive Power volumes.

“While we are encouraged by the Company’s overall trajectory and momentum in several key growth areas, we continue to see the impact of a dynamic macro environment on customer buying patterns. Consistent with our fourth quarter outlook and expectations we set at the beginning of the fiscal year, we expect full-year adjusted operating earnings growth, excluding 45X benefits, to outpace revenue growth, supported by ongoing opex savings, sustained price/mix strength, and improving, though still soft, Motive Power volumes.

“Operational efficiencies aligned with our EnerGize strategic framework are taking hold, with continued progress in process optimization, capital allocation discipline, and manufacturing performance. These actions are positioning the business for long-term top-line growth and margin expansion,” concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its third quarter results at 9:00 AM (ET) Thursday, February 5, 2026. A live broadcast as well as a replay of the call can be accessed via this webcast registration link or the Investor Relations section of the company’s website at https://investor.enersys.com.

If you cannot join via webcast, please reach out to investorrelations@enersys.com for dial-in details.

About EnerSys

EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and

Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Nine months ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net sales	$919.1	$906.2	$2,763.4	$2,642.8
Gross profit	276.3	$298.2	$806.7	$788.7
Operating expenses	147.8	$154.3	$472.7	$446.0
Restructuring and other exit charges	4.3	$1.2	$31.3	$9.3
Operating earnings	124.2	$142.7	$302.7	$333.4
Earnings before income taxes	106.2	$126.7	$248.3	$290.2
Income tax expense	15.8	$11.9	$32.0	$23.0
Net earnings attributable to EnerSys stockholders	$90.4	$114.8	$216.3	$267.2

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.45	$2.92	$5.74	$6.70
Diluted	$2.40	$2.88	$5.65	$6.58
Dividends per common share	$0.2625	$0.240	$0.7650	$0.705
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	36,864,078	39,305,035	37,695,560	39,891,376
Diluted	37,660,696	39,922,913	38,307,402	40,590,745

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	December 28, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$450,082	$343,131
Accounts receivable, net of allowance for doubtful accounts: December 28, 2025 - $9,156; March 31, 2025 - $8,675	474,704	597,942
Inventories, net	795,376	739,994
Prepaid and other current assets	411,313	408,747
Total current assets	2,131,475	2,089,814
Property, plant, and equipment, net	598,581	592,433
Goodwill	759,904	721,073
Other intangible assets, net	352,104	375,430
Deferred taxes	90,493	74,793
Other assets	115,308	117,705
Total assets	$4,047,865	$3,971,248
Liabilities and Equity
Current liabilities:
Short-term debt	$29,759	$28,502
Accounts payable	336,506	405,694
Accrued expenses	409,824	340,872
Total current liabilities	776,089	775,068
Long-term debt, net of unamortized debt issuance costs	1,149,406	1,083,541
Deferred taxes	16,088	17,641
Other liabilities	211,195	175,510
Total liabilities	2,152,778	2,051,760
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at December 28, 2025 and at March 31, 2025	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 57,413,918 shares issued and 36,731,551 shares outstanding at December 28, 2025; 56,839,590 shares issued and 39,192,061 shares outstanding at March 31, 2025	574	568
Additional paid-in capital	717,001	662,725
Treasury stock at cost, 20,682,367 shares held as of December 28, 2025 and 17,647,529 shares held as of March 31, 2025	(1,291,943)	(988,936)
Retained earnings	2,676,160	2,489,200
Accumulated other comprehensive loss	(210,237)	(247,479)
Total EnerSys stockholders’ equity	1,891,555	1,916,078
Nonredeemable noncontrolling interests	3,532	3,410
Total equity	1,895,087	1,919,488
Total liabilities and equity	$4,047,865	$3,971,248

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine months ended
	December 28, 2025	December 29, 2024
Cash flows from operating activities
Net earnings	$216,257	$267,189
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	84,566	74,377
Write-off of assets relating to exit activities	1,982	342
Derivatives not designated in hedging relationships:
Net losses (gains)	(112)	(1,765)
Cash (settlements) proceeds	(1,747)	763
Provision for doubtful accounts	1,263	1,914
Deferred income taxes	(115)	68
Non-cash interest expense	1,692	1,448
Stock-based compensation	29,486	20,263
Loss (gain) on disposal of property, plant, and equipment	707	69
Changes in assets and liabilities:
Accounts receivable	140,746	(24,206)
Inventories	(38,112)	(19,567)
Prepaid and other current assets	29,491	(145,466)
Other assets	(1,884)	1,054
Accounts payable	(71,659)	(17,739)
Accrued expenses	9,189	(34,786)
Other liabilities	1,859	1,152
Net cash provided by (used in) operating activities	403,609	125,110

Cash flows from investing activities
Capital expenditures	(67,246)	(90,765)
Purchase of business	(12,668)	(206,024)
Proceeds from disposal of property, plant, and equipment	4,170	94
Investment in Equity Securities	—	(10,852)
Net cash (used in) provided by investing activities	(75,744)	(307,547)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(192)	951
Proceeds from Second Amended Revolver borrowings	542,563	650,000
Repayments of Second Amended Revolver borrowings	(265,000)	(180,000)
Repayments of Term Loans	(210,000)	—
Option proceeds, net	32,032	7,641
Payment of taxes related to net share settlement of equity awards	(8,267)	(7,984)
Purchase of treasury stock	(301,372)	(113,928)
Dividends paid to stockholders	(28,564)	(28,060)
Debt Issuance Costs Sixth Amended Credit Facility	(3,390)	—
Other	788	233
Net cash provided by (used in) financing activities	(241,402)	328,853
Effect of exchange rate changes on cash and cash equivalents	20,488	(16,576)
Net increase (decrease) in cash and cash equivalents	106,951	129,840
Cash and cash equivalents at beginning of period	343,131	333,324
Cash and cash equivalents at end of period	$450,082	$463,164

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted diluted EPS”, "reported Net earnings excluding (ex) IRC 45X benefit", "adjusted Net earnings excluding (ex) IRC 45X benefit", "reported Net earnings (loss) per share excluding (ex) IRC 45X benefit", " adjusted diluted EPS excluding (ex) IRC 45X benefit", "GM excluding (ex) 45X", "adjusted operating earnings", "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings excluding (ex) IRC 45X benefit, adjusted Net earnings excluding (ex) IRC 45X benefit, reported Net earnings (loss) per share excluding (ex) IRC 45X benefit, adjusted diluted EPS excluding (ex) IRC 45X benefit, and GM excluding (ex) IRC 45X benefit as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, adjusted diluted EPS, and gross margin to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months adjusted EBITDA per credit agreement. We define free cash flow as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the third quarter of fiscal 2026 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted EPS and adjusted diluted EPS without IRC 45X benefit guidance for the third quarter of fiscal 2026 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the third quarter of fiscal 2026 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRC 45X Advanced Manufacturing Production Credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	December 28, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$399.5	$352.1	$167.5	$—	$919.1

Operating Earnings	33.3	47.0	16.0	27.9	$124.2
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	—	1.2	—	—	1.2
Restructuring and other exit charges	0.9	3.2	0.2	—	4.3
Amortization of intangible assets	5.9	0.1	2.4	—	8.4
Other	2.0	1.1	1.1	—	4.2
Adjusted Operating Earnings	$42.1	$52.6	$19.7	$27.9	$142.3

Operating Margin	8.3%	13.3%	9.6%	3.0%	13.5%
Adjusted Operating Margin	10.5%	14.9%	11.8%	NM	15.5%

	Quarter ended
	($ millions)
	December 29, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$389.2	$358.9	$155.2	$2.9	$906.2

Operating Earnings	19.2	51.5	4.2	67.8	$142.7
Inventory step up to fair value relating to recent acquisitions	—	—	1.1	—	1.1
Restructuring and other exit charges	0.1	1.0	0.1	—	1.2
Amortization of intangible assets	5.8	0.2	2.4	—	8.4
Other	0.2	—	1.7	—	1.9
Adjusted Operating Earnings	$25.3	$52.7	$9.5	$67.8	$155.3

Operating Margin	4.9%	14.3%	2.7%	NM	15.7%
Adjusted Operating Margin	6.5%	14.7%	6.1%	NM	17.1%

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	2.6%	(1.9)%	8.0%	(98.6)%	1.4%
Operating Earnings	73.8	(8.8)	NM	(58.8)	(12.9)
Adjusted Operating Earnings	66.9	(0.3)	NM	(58.8)	(8.4)
NM = Not Meaningful

	Nine months ended
	($ millions)
	December 28, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,225.6	$1,060.9	$472.9	$4.0	$2,763.4

Operating Earnings	$61.6	$121.1	$28.2	$91.8	$302.7
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	—	1.2	—	—	1.2
Restructuring and other exit charges	11.3	17.3	2.6	0.1	31.3
Amortization of intangible assets	17.6	0.3	7.2	—	25.1
Accelerated stock compensation expense	5.4	3.4	1.4		10.2
Other	7.2	3.9	4.5	—	15.6
Adjusted Operating Earnings	$103.1	$147.2	$43.9	$91.9	$386.1

Operating Margin	5.0%	11.4%	6.0%	NM	11.0%
Adjusted Operating Margin	8.4%	13.9%	9.3%	NM	14.0%

	Nine months ended
	($ millions)
	December 29, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,132.3	$1,091.8	$415.8	$2.9	$2,642.8

Operating Earnings	$45.7	$162.2	$6.6	$118.9	$333.4
Inventory step up to fair value relating to recent acquisitions	—	—	3.0	—	3.0
Restructuring and other exit charges	4.6	3.5	1.2	—	9.3
Amortization of intangible assets	17.8	0.6	5.1	—	23.5
Other	0.4	—	6.0	—	6.4
Adjusted Operating Earnings	$68.5	$166.3	$21.9	$118.9	$375.6

Operating Margin	4.0%	14.9%	1.6%	NM	12.6%
Adjusted Operating Margin	6.0%	15.2%	5.3%	NM	14.2%

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	8.2%	(2.8)%	13.8%	41.4%	4.6%
Operating Earnings	34.7	(25.4)	NM	(22.8)	(9.2)
Adjusted Operating Earnings	50.2	(11.5)	NM	(22.7)	2.8

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net Earnings	$90.4	$114.8	$216.3	$267.2
Depreciation	21.3	17.2	59.5	50.9
Amortization	8.4	8.4	25.1	23.5
Interest	14.1	14.9	37.6	38.4
Income Taxes	15.8	11.9	32.0	23.0
EBITDA	150.0	167.2	370.5	403.0
Non-GAAP adjustments	9.7	4.2	58.3	18.7
Adjusted EBITDA	$159.7	$171.4	$428.8	$421.7

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	1.2	1.1	1.2	3.0
Restructuring and other exit charges	4.3	1.2	31.3	9.3
Accelerated stock compensation expense	—	—	10.2	—
Other	4.2	1.9	15.6	6.4
Non-GAAP adjustments	$9.7	$4.2	$58.3	$18.7

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin and Gross Profit and Gross Margin to Gross Profit excluding (ex) IRC 45X and Gross Margin excluding (ex) IRC 45X:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Gross Profit as reported	$276.3	$298.2	$806.7	$788.7
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	1.2	1.1	1.2	3.0
Adjusted Gross Profit	277.5	299.3	807.9	791.7

Gross Margin	30.1%	32.9%	29.2%	29.8%
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	0.1%	0.1%	—%	0.2%
Adjusted Gross Margin	30.2%	33.0%	29.2%	30.0%

Gross Profit	$276.3	$298.2	$806.7	$788.7
IRC 45X Benefit	34.7	75.2	112.4	140.5
Gross Profit ex 45X	241.6	223.0	694.3	648.2

Gross Margin	30.1%	32.9%	29.2%	29.8%
IRC 45X Benefit	3.8%	8.3%	4.1%	5.3%
Gross Margin ex 45X	26.3%	24.6%	25.1%	24.5%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow Conversion percentages:

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net cash provided by (used in) operating activities	$184.6	$81.1	$403.6	$125.1
Less Capital Expenditures	(13.3)	(24.3)	(67.2)	(90.8)
Free Cash Flow	171.3	56.8	336.4	34.3

	Quarter ended		Nine months ended
	($ millions)		($ millions)
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net cash provided by (used in) operating activities	$184.6	$81.1	$403.6	$125.1
Net earnings	90.4	114.8	216.3	267.2
Operating cash flow conversion %	204.2%	70.6%	186.6%	46.8%

Free Cash Flow	171.3	56.8	336.4	34.3
Net earnings	90.4	124.3	216.3	267.2
Free cash flow conversion %	189.5%	45.7%	155.5%	12.8%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for December 28, 2025 and December 29, 2024 to calculate our net leverage ratio, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	December 28, 2025	December 29, 2024
	(in millions, except ratios)
Net earnings as reported	$312.8	$328.1
Add back:
Depreciation and amortization	111.4	$98.1
Interest expense	46.4	$46.4
Income tax expense	55.9	31.4
EBITDA (non-GAAP)	$526.5	$504.0
Adjustments per credit agreement definitions(1)	84.7	52.6
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$611.2	556.6
Total net debt(2)	$743.3	852.1
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.2 X	1.5 X

(1)The $84.7 million adjustment to EBITDA in the last twelve months ending December 28, 2025 primarily related to $37.0 million of non-cash stock compensation, $40.6 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million. The $52.6 million adjustment to EBITDA in the last twelve months ending December 29, 2024 primarily related to $28.0 million of non-cash stock compensation, $19.8 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $4.5 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending December 28, 2025 and December 29, 2024, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $450.1 million, and in fiscal 2024, were $463.2 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	December 28, 2025		December 29, 2024
Net earnings reconciliation
As reported Net Earnings	$90.4		$114.8
Non-GAAP adjustments:
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	1.2	(1)	1.1	(1)
Restructuring and other exit charges	4.3	(2)	1.2	(2)
Amortization of identified intangible assets	8.4	(3)	8.4	(3)
Other	4.2		1.9
Income tax adjustment of benefit from tax law changes and litigation	—		—
Income tax effect of above non-GAAP adjustments	(4.3)		(3.1)
Non-GAAP adjusted Net earnings	$104.2		$124.3

Net Earnings excluding (ex) IRC 45X benefit
As Reported Net Earnings	$90.4		$114.8
IRC 45X Benefit	34.7		75.2
Reported Net Earnings excluding (ex) IRC 45X benefit	$55.7		$39.6

Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit
Non-GAAP Adjusted Net Earnings	$104.2		$124.3
IRC 45X Benefit	34.7		75.2
Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit	$69.5		$49.1

Outstanding shares used in per share calculations
Basic	36,864,078		39,305,035
Diluted	37,660,696		39,922,913

Reported Net earnings (Loss) per share:
Basic	$2.45		$2.92
Diluted	$2.40		$2.88
Dividends per common share	$0.2625		$0.24

Non-GAAP adjusted Net earnings per share:
Basic	$2.83		$3.16
Diluted	$2.77		$3.12

Reported Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$1.51		$1.01
Diluted	$1.48		$0.99

Non-GAAP adjusted Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$1.88		$1.25
Diluted	$1.84		$1.23

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	December 28, 2025	December 29, 2024
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive	1.2	—
(1) Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions - Specialty	—	1.1
(2) Restructuring and other exit charges - Energy Systems	0.9	0.1
(2) Restructuring and other exit charges - Motive Power	3.2	1.0
(2) Restructuring and other exit charges - Specialty	0.2	0.1
(2) Restructuring and other exit charges - Corporate Other	—	—
(3) Amortization of identified intangible assets - Energy Systems	5.9	5.8
(3) Amortization of identified intangible assets - Motive Power	0.1	0.2
(3) Amortization of identified intangible assets - Specialty	2.4	2.4
Total Non-GAAP adjustments	$13.9	$10.7

	Nine months ended
	(in millions, except share and per share amounts)
	December 28, 2025		December 29, 2024
Net Earnings reconciliation
As reported Net Earnings	$216.3		$267.2
Non-GAAP adjustments:
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	1.2	(1)	3.0	(1)
Restructuring and other exit charges	31.3	(2)	9.3	(2)
Amortization of identified intangible assets	25.1	(3)	23.5	(3)
Accelerated Stock Compensation Expense	10.2	(4)	—
Other	15.6		6.4
Income tax adjustment of benefit from tax law changes and litigation			(6.8)
Income tax effect of above non-GAAP adjustments	(17.1)		(10.8)
Non-GAAP adjusted Net Earnings	$282.6		$291.8

Net Earnings without IRC 45X
As Reported Net Earnings	$216.3		$267.2
IRC 45X Benefit	112.4		140.5
Reported Net Earnings without IRC 45X Benefit	$103.9		$126.7

Non-GAAP adjusted Net Earnings without IRC 45X
Non-GAAP Adjusted Net Earnings	$282.6		$291.8
IRC 45X Benefit	112.4		140.5
Non-GAAP adjusted Net Earnings without IRC 45X Benefit	$170.2		$151.3

Outstanding shares used in per share calculations
Basic	37,695,560		39,891,376
Diluted	38,307,402		40,590,745

Reported Net Earnings (Loss) per share:
Basic	$5.74		$6.70
Diluted	$5.65		$6.58
Dividends per common share	$0.7650		$0.705

Non-GAAP adjusted Net Earnings per share:
Basic	$7.50		$7.31
Diluted	$7.38		$7.19

Reported Net Earnings (Loss) per share without IRC 45X benefit
Basic	$2.76		$3.18
Diluted	$2.71		$3.12

Non-GAAP adjusted Net Earnings (Loss) per share without IRC 45X benefit
Basic	$4.52		$3.79
Diluted	$4.45		$3.73

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Nine months ended
	($ millions)
	December 28, 2025	December 29, 2024
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive	1.2	—
(1) Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions - Specialty	—	3.0
(2) Restructuring and other exit charges - Energy Systems	11.3	4.6
(2) Restructuring and other exit charges - Motive Power	17.3	3.5
(2) Restructuring and other exit charges - Specialty	2.6	1.2
(2) Restructuring and other exit charges - Corporate Other	0.1	—
(3) Amortization of identified intangible assets - Energy Systems	17.6	17.8
(3) Amortization of identified intangible assets - Motive Power	0.3	0.6
(3) Amortization of identified intangible assets - Specialty	7.2	5.1
(4) Accelerated stock compensation expense - Energy Systems	5.4	—
(4) Accelerated stock compensation expense - Motive Power	3.4	—
(4) Accelerated stock compensation expense - Specialty	1.4	—
Total Non-GAAP adjustments	$67.8	$35.8